Exhibit 10.3

[***] Represents material that has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

Binding Term Sheet between Chiesi Farmaceutici S.p.A. (“Chiesi”) and Protalix Ltd. (“Protalix”) for amending the U.S. and Ex-U.S. Exclusive License and Supply Agreements

This binding term sheet (“Term Sheet”) is intended to advance the discussions between Protalix and Chiesi and to create alignment between the two companies on the terms and structure of a potential amendment to the Exclusive U.S. License and Supply Agreement, dated July 23, 2018 (“Chiesi US ELSA”), and the Exclusive License and Supply Agreement, dated October 17, 2017 (“Chiesi ex-US ELSA,” and together with the Chiesi US ELSA, the “Chiesi ELSAs”). This Term Sheet is intended to be and shall be construed only as a summary of the indication of the interest of the Parties in such a possible amendment.

Scope

This Term Sheet is made between Chiesi and Protalix solely for purposes of reaching a settlement regarding the payment of certain milestones under the Chiesi ELSAs. Capitalized terms used herein shall have the meanings given to them in the Chiesi ELSAs.

Consideration and Milestone Payments

Chiesi shall pay Protalix $10,000,000 prior to June 30, 2021 (the “Payment”). In exchange for the Payment, the Event Milestone Payment associated with [***] in the Chiesi ex-US ELSA, due upon regulatory approval in the EU as provided in the Chiesi ex-US ELSA, will be reduced by $25,000,000. All other Event Milestone Payments in the Chiesi ELSAs shall remain unchanged.

[***]

Other Matters	The parties will negotiate in good faith the content and the terms of that certain [***], in order to reach an agreement on mutually acceptable terms at the earliest possible date.
Binding Effect

Upon both Parties’ execution of this Term Sheet, this Term Sheet shall be binding. Unless and until this Term Sheet is finalized and becomes binding, it shall not be publicly disclosed and shall remain confidential.

Confidentiality

This Term Sheet is Confidential Information of the Parties under the confidentiality provisions set forth in the Chiesi ELSAs. Unless and until this Term Sheet is finalized and becomes binding, it shall not be publicly disclosed and shall remain confidential

[***] Redacted pursuant to confidential treatment request.

Governing Law	This Agreement shall be governed by and construed in accordance with the substantive Laws of the State of New York, without regard to conflicts of law rules.
Other Agreements

There are no other agreements, understandings, or amendments being discussed with respect to this Term Sheet, and the terms set forth herein represents the totality of the agreements and understandings of the parties.

[Signatures appear on following page]

Chiesi Farmaceutici S.p.A. (“Chiesi”)

By:	/s/ Ugo Di Francesco
Title:	CEO
Name:	Ugo Di Francesco
Date:	May 13, 2021

Protalix Ltd. (“Protalix”)

By:	/s/ Eyal Rubin/s/ Dror Bashan
Title:	CFOCEO
Name:	Eyal RubinDror Bashan
Date:	5/13/20215/13/2021

[Signature Page to Term Sheet]